File  Number  5495-403-4
                                STATE OF ILLINOIS
                                    Office of
                             The Secretary of State



WHEREAS, ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF MIDWEST ENTERPRISE CONSULTANTS, INC., INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

Now Therefore, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 5th day of May A.D. 1997 and of the Independence of the United States the two hundred and 21st.


                              /s/   George  M.  Ryan
                              ----------------------
                              Secretary  of  State

                              ARTICLES OF AMENDMENT
Form  BCA-10.30                                                File  #5495-403-4

George  H.  Ryan
Secretary  of  State
Department  of  Business  Services
Springfield,  IL  62756
Telephone  (217)  782-1832
                                                            FILED  May  05  1997
Remit  payment  in  check  or  money
order,  payable  to  "Secretary  of  State,"

The  filing  fee  for  articles  of
amendment  --  $25.00

1.   CORPORATE  NAME:  Midwest  Enterprise  Consultants,  Inc.

2.   MANNER  OF  ADOPTION  OF  AMENDMENT:

     The following amendment of the Articles of Incorporation was adopted on April 23, 1997 in the manner indicated below.

___ By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;

___ By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;

___ By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;

 X By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;

___ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;

___ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

3.   TEXT  OF  AMENDMENT:

     a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

          Article  I:  The  name  of  the  corporation  is:

                                  Humatech,  Inc.
                          ------------------------------
                                   (NEW NAME)
                 All changes other than name, include on page 2

                                TEXT OF AMENDMENT

     b. (If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)

          See  attached.

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows:
     (if  not  applicable,  insert  "No  change")

     No  change.

5. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert "No change")


     No  change.

     (b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as hanged by this amendment is as follows: (If not applicable, insert "No change")

                                    Before  Amendment     After  Amendment

               Paid-in  Capital     $       1,000         $       1,000
                                     ------------          ------------

   (COMPLETE EITHER ITEM 6 OR 7 BELOW.  ALL SIGNATURES MUST BE IN BLACK INK.)
                                                                  -----------

6. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms , under penalties of perjury, that the facts stated herein are true.

Dated:  April  23,  1997                    MIDWEST ENTERPRISE CONSULTANTS, INC.

attested by /s/Kenneth G. Mason, Secretary  by  /s/  Kenneth G. Mason, President

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

                                       OR

     If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

     The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.


     Dated:                    ,  19  ___

                                     ------
                              TEXT OF AMENDMENT 3b.
                              --------------------


     To operate, own, manage, and control a company to manufacture and sell organic humate based fertilizer and animal feed ingredients.

     To purchase, exchange, acquire, lease, own mortgage, encumber, improve, or cause to be improved, use, lend, borrow, produce, manufacture, assemble, construct, operate, service, maintain, convey and subdivide, plat, trade, and deal in any property, real, personal or mixed, choices in action, or an interest therein, either directly or indirectly, as licensee or franchisee, individually or in association with other individuals, partnerships, firms, corporations. or entities, whether public, governmental, or private, and generally to engage in or conduct any form of manufacturing, mercantile, service or real estate enterprise as may be necessary or convenient in connection with any business of the corporation not contrary to the Illinois Business Corporation Act, within the State of Illinois, and in the various other states, territories, and dependencies of the United States, in the District of Columbia, and in any or all foreign countries, not as real estate brokers.

     To have and exercise all powers necessary or convenient to effect any or all of the purposes for which the corporation is formed and for any lawful purpose under the Business Corporation Act of 1983.